                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported) April 5, 2002

                          BANKENGINE TECHNOLOGIES, INC.
            (Formerly known as Callmate Telecom International, Inc.)
             (Exact name of registrant as specified in its charter)


Florida                                               000-27773                                           59-313-4518
-------                                               ---------                                           -----------
(State of Incorporation)                       (Commission File Number)              (IRS Employer Identification No.)


         725 Port St. Lucie Blvd., Suite 201, Port St. Lucie, FL, 34984
         --------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (888) 672-5935
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 2, 2002, Cyberstation Computers and Support Inc., an Ontario corporation ("Cyberstation") and wholly owned subsidiary of BankEngine Technologies, Inc. (the "Registrant"), entered into a Common Stock Purchase Agreement (the "Agreement") by and among Platinum Telecommunications, Inc. ("Platinum") and Mr. Zeeshan Saeed (the "Seller"). Pursuant to the Agreement, Cyberstation acquired seventy percent (70%) of the issued and outstanding shares of common stock of Platinum (the "Platinum Shares") in consideration for 1,800,000 shares of common stock of the Registrant, par value $0.001 per share. The Platinum Shares were acquired from the Seller, by whom Platinum was immediately before closing of the Agreement wholly owned. The Agreement was effective as of April 5, 2002. The transaction was negotiated on an arms-length basis. Neither the Registrant nor Cyberstation had any affiliation with Platinum or any of its officers or directors.



ITEM 7.  EXHIBITS


99.1 Common Stock Purchase Agreement effective as of April 5, 2002, by and among Cyberstation, Platinum and Zeeshan Saeed.


*99.2 All financial information required by Article 11 of Regulation S-X will be filed within 60 days of the date of this 8-K.


------------
* To be filed by Amendment.






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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                          BANKENGINE TECHNOLOGIES, INC.



                                          By:   /s/ Joseph J. Alves
                                             -----------------------------------
                                             Joseph J. Alves
                                             CEO

April 19, 2002










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